





                                     Intermet Corporation

                       Computation of Earnings per Common Share


                                          Three months ended              Nine months ended
                                       ------------------------        -------------------------
                                       October 2,     October 1,       October 2,     October 1,
                                        1994            1995              1994           1995
                                       ------------------------        -------------------------
                                              (In thousands of dollars, except per share data)


Net income                             $  373          $ 3,377         $ 4,522         $19,434
                                       ========================        =========================

Weighted average number of
  shares outstanding                   24,595           24,727          24,584          24,684
Dilutive effect of outstanding
  options                                  41              221              80             126
                                       ------------------------         ------------------------
Weighted average number of
  shares and equivalent shares
    outstanding                        24,636           24,948          24,664          24,810
                                      =========================        =========================
Earnings per share                    $  0.02         $   0.14         $  0.18        $   0.78
                                      =========================        ==========================